UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 16, 2021

BRUNSWICK CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	001-01043	36-0848180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26125 N. Riverwoods Blvd., Suite 500
Mettawa, Illinois	60045-3420
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 735-4700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to
Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.75 per share	BC	New York Stock Exchange
Chicago Stock Exchange

6.500% Senior Notes due 2048	BC-A	New York Stock Exchange

6.625% Senior Notes due 2049	BC-B	New York Stock Exchange

6.375% Senior Notes due 2049	BC-C	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 16, 2021 (the “Closing Date”), Brunswick Corporation, a Delaware corporation (the “Company”) entered into an Amended and Restated Credit Agreement (the “Revolving Credit Agreement”) with certain wholly-owned subsidiaries of the Company as subsidiary borrowers and lenders as parties, and JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent. The Revolving Credit Agreement amends and restates the Company’s existing credit agreement, dated as of March 21, 2011, as amended and restated as of June 26, 2014, as further amended and restated as of June 30, 2016, as further amended as of July 13, 2018, as further amended and restated as of September 26, 2018, and as further amended as of November 12, 2019 (the “Prior Credit Agreement”). The Revolving Credit Agreement increases the revolving commitments to $500,000,000, with the capacity to add up to $100,000,000 of additional revolving commitments, and amends the Prior Credit Agreement in certain respects, including, among other things:

●	Extending the maturity date to July 16, 2026, with up to two one-year extensions available.

●	Modifying the applicable interest rate margin range such that the highest applicable interest rate margin is reduced from 1.90% per annum to 1.70% per annum.

●	Increasing the net cash offset for purposes of determining the leverage ratio from $150,000,000 to $350,000,000.

●
Modifying the leverage ratio maintenance covenant to allow for a 12-month increase of the maximum leverage ratio to 4.00 to 1.00 following the consummation of a Qualified Acquisition (as such term is defined in the Revolving Credit Agreement).

●	Including “hardwired” LIBOR transition provisions substantially consistent with those published by the Alternative Reference Rates Committee.

The foregoing description of the Revolving Credit Agreement is not complete and is qualified in its entirety by reference to the Revolving Credit Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 with respect to the Revolving Credit Agreement is hereby incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation of the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1
Amended and Restated Credit Agreement, dated as of March 21, 2011, as amended and restated as of June 26, 2014, as further amended and restated as of June 30, 2016, as further amended as of July 13, 2018, as further amended and restated as of September 26, 2018, as further amended as of November 12, 2019, and as further amended and restated as of July 16, 2021, among Brunswick Corporation, the subsidiary borrowers party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brunswick Corporation

By:	/s/ Christopher F. Dekker
	Name:	Christopher F. Dekker
	Title:	Executive Vice President, General Counsel, Secretary and Chief Compliance Officer

Date: July 19, 2021